SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2004

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Restatement of Call Report for The Second National Bank of Warren

On September 17, 2004, Sky Financial Group, Inc. (the “Company”) filed with the Federal Deposit Insurance Corporation restated Consolidated Reports of Condition and Income on Form FFIEC 041 filed on behalf of The Second National Bank of Warren (“SNB”) for the period ended June 30, 2004 (the “Call Report”).

On July 1, 2004, the Company acquired Second Bancorp, Incorporated, Warren, Ohio (“Second Bancorp”), including its wholly-owned subsidiary SNB. Due to the closing of the acquisition in the third quarter, Second Bancorp’s report of condition and results of operations were not included in the Company’s Form 10-Q for the period ended June 30, 2004. Second Bancorp terminated registration with the Securities and Exchange Commission on July 1, 2004, and as a result did not file a Form 10-Q for the period ended June 30, 2004. The Company did, on behalf of SNB, file with the FDIC a Consolidated Reports of Condition and Income for the period ended June 30, 2004.

The Company has determined that certain closing adjustments to the SNB statement of condition are necessary to appropriately reflect SNB’s financial condition at the period end June 30, 2004. Specifically, loan write-downs or charge-offs in the aggregate amount of $19.4 million are now reflected in the statement of condition for SNB as of June 30, 2004. The Company has discontinued its involvement in the lending segment to which these charges relate.

The Company does not consider the restatement of SNB’s Call Report to be material to the statement of financial condition of the Company.

SNB’s restated Call Report for the period ended June 30, 2004, once posted, may be obtained at the Federal Deposit Insurance Corporation’s website located at http://www2.fdic.gov/Call_TFR_Rpts/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: September 17, 2004	By:	/s/ W. Granger Souder, Jr.
W. Granger Souder, Jr.
Executive Vice President/
General Counsel and
Corporate Secretary